                                                                    EXHIBIT 10.9

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT


          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement"), amending and restating that certain Employment Agreement made by and between the parties hereto as of February 15, 1990, is made and entered into as of the 2nd day of April, 1996, by and between EESCO, INC., a Delaware corporation (the "Company"), and STANLEY C. WEISS, an individual resident of Illinois ("Executive").

                                  WITNESSETH:

          WHEREAS, Executive presently serves as Chairman and Chief Executive Officer of the Company under the terms and conditions of an Employment Agreement by and between the parties hereto dated as of February 15, 1990 (the "Original Agreement"); and

          WHEREAS, it is a condition to the acquisition (the "Stock Purchase"), pursuant to a Stock Purchase Agreement dated as of March 12, 1996, of EESCO EQUITY CORPORATION, an Illinois corporation of which the Company is a subsidiary, that the Original Agreement be amended and restated to reflect Executive's employment by the Company as an Executive Vice President, and Executive desires to continue to serve the Company in that capacity under the terms and conditions hereinafter provided;

          NOW, THEREFORE, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree that the Original Agreement is hereby amended and restated effective as of the closing of the Stock Purchase as follows:

          1.   Employment and Term.  The Company hereby employs the Executive as
               -------------------
Executive Vice President for the term commencing on the date hereof and continuing until December 31, 1998, and the Executive hereby accepts such employment, subject to earlier termination in accordance with Section 5.

          2.   Position and Duties.  During the period of his employment as
               -------------------
provided in Section 1 hereof, the Executive shall serve as an Executive Vice President of the Company reporting to the President and Chief Executive Officer of the Company, and shall have such duties as may be reasonably assigned to him from time to time.

          3.   Compensation.
               ------------

          (a) For his services performed pursuant to this Agreement, during the period of employment as provided in Section 1 hereof, the Company shall pay the Executive a base salary at the rate of $300,000 per annum ("Base Salary"), payable in accordance with the Company's regular payroll practices.

          (b) In addition to the Base Salary to be paid to the Executive pursuant to Section 3(a) and subject to eligibility requirements, during the period of his employment as provided in Section 1 hereof the Executive shall be entitled to participate in all general pension, medical, hospitalization, disability, insurance, travel and automobile expense reimbursement and club membership programs and practices or similar plans and programs maintained by the Company for its salaried employees and shall be afforded such other employee benefits as are from time to time generally afforded salaried employees of the Company. Except as provided in Section 3(c), the Executive's participation in the Company's employee benefit programs and practices shall be on the same basis as the participation of the other salaried employees of the Company and in accordance with the Company's usual policies and practices.

          (c) (i) During each fiscal year of the Company during the term of this Agreement, the Executive shall have the opportunity to earn an incentive bonus not to exceed 75% of his Base Salary of $300,000 (the "Incentive Bonus"). Incentive Bonus shall be earned for any fiscal year based on the attainment of annual goals set by the Company for the performance, profitability and business growth of the Company, as defined annually by the Company and with the weight given to each factor determined annually by the Company. Incentive Bonus earned for any fiscal year shall be paid to the Executive within sixty (60) days of the end of such fiscal year.

          (ii) Whether or not the Executive continues to be employed hereunder, from the date of this Agreement through December 31, 1998, the Company shall maintain life insurance on Executive's life, the beneficiary of which shall be as designated by Executive from time to time, in an amount equal to $800,000. Whether or not the Executive has continued his employment hereunder, beginning January 1, 1999, the Company shall for a period of ten years provide $1,000,000 of term life insurance coverage to the Executive.

          (iii) The Executive shall be permitted to continue to use his current Company-provided automobile until the earlier of the expiration of the term of the lease of said automobile or the expiration of the term of this Agreement, at which time, if the Executive is alive, the Company shall provide the Executive with clear title to such automobile.

          (iv) The Executive shall be entitled to four (4) weeks of paid vacation annually.

          (v) The Company shall reimburse the Executive annually during the term of this Agreement for documented professional expenses rendered to Executive for accounting, legal and/or financial advice, such amount not to exceed $6,000.

          (vi) In the event of employment termination (regardless of reason), the Company shall pay Executive an amount (including a 40% tax gross-up) that may be used at Executive's option to cover continuation of medical benefits through COBRA for the group medical plan in place for the Executive and his spouse at the time of termination. The payment shall be equivalent to the amount required at the premium rate in effect on the termination date for 18 months of COBRA continuation. If the Executive and/or his spouse elects medical coverage under Medicare, COBRA coverage will cease and the Company will have no further obligation to Executive for any further medical coverage for Executive and/or his spouse.

          (vii) Any club membership benefit provided by the Company shall include payments for monthly membership dues and business-related expenses, but shall not include payment of any special assessments.

          (d) The Company will reimburse Executive for all reasonable and necessary expenses incurred by Executive on behalf of the Company in accordance with the standard policies of the Company.

          (e) In the event of a permitted assignment of this Agreement by the Company in accordance with the provisions of Section 8 hereof, this Agreement shall be interpreted so that (i) reference to employee benefit plans, programs
                              -
and arrangements of the Company shall mean such plans, programs and arrangements of such assignee, (ii) the Executive shall be credited, for purposes of any such
                   --
plans, programs or arrangements of such assignee, with years of service equal to the number of whole years he was employed by the Company and (iii) the
                                                              ---
Executive's obligations under Section 4 hereof shall run equally to the Company, if it is still in existence, and such assignee; provided, however, that the
                                                --------  -------
Executive shall have no obligation under Section 4(c) hereof with respect to any business of which he was not aware during his employment hereunder.

          4.   Covenants of the Executive.  In order to induce the Company to
               --------------------------
enter into this Agreement, the Executive hereby agrees as follows:

          (a)  Confidentiality. Except with the consent of or as directed by the
               ---------------
Company's management or as may be required by law, the Executive shall keep confidential and shall not divulge to any other person or entity, during the term of employment or thereafter, any private, secret, proprietary or confidential information regarding the Company, its assets, business, customers, plans, processes, costs, prices or finances.

          (b)  Records.  All papers, books, and records of every kind and
               -------
description relating to the business and affairs of the Company, whether or not prepared by the Executive, and in whatever form they may exist, whether confidential or not, including any and all copies thereof, shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company at any time upon request by the Board.

          (c)  Non-Competition/Non-Solicitation.  The Executive shall not, (i)
               --------------------------------                             -
while employed by the Company or (ii) regardless of whether the Executive is so
                                  --
employed, during the period of his employment by the Company hereunder and for five (5) years after the termination or expiration of this Agreement, in the United States of America by himself or in partnership or as an equity owner or in conjunction with, or as an employee, agent, consultant, unpaid adviser, manager or director of any other person, business, firm, corporation or other entity, either directly or indirectly, (A) undertake or carry on or be engaged
                                        -
or have any financial or other interest in, or in any other manner advise or assist any person, firm, corporation or other entity engaged or interested in, any business in which the Company is engaged, or in which the Company is actively planning to engage, to the knowledge of the Executive acquired during the term of his employment, or (B) solicit
                                -
or contact any customer, vendor or employee of the Company for any commercial purpose detrimental to the Company.

          (d) Assignment of Ownership.  The Executive hereby assigns to the
              -----------------------
Company, its successors and assigns, his entire right, title and interest in and to all ideas, conceptions, discoveries and/or inventions, whether patentable or not, and whether developed by the Executive alone or jointly with others, which are conceived, made, or developed during the course of his employment and relate in any way to the research, product development or business of the Company (collectively, "Ideas"). All Ideas of the Executive made within one (1) year following the date of termination of his employment shall be presumed to have been made as a result of his employment with the Company and are hereby assigned to the Company. The Executive shall execute, from time to time, such supplemental assignments and other documents in favor of the Company for any and all such Ideas.

          (e) Enforcement.  The Executive agrees and warrants that the covenants
              -----------
contained herein are reasonable, that valid consideration has been received therefor and that the agreements set forth herein are the result of arm's-length negotiations between the parties hereto. The Executive recognizes that the provisions of this Section 4 are vitally important to the continuing welfare of the Company and that any violation of this Section 4 will adversely affect the financial interest of the Company. The Executive accordingly acknowledges that money damages construe an inadequate remedy for any violation of this Section 4. In the event of any such violation by the Executive, the Company, in addition to any other remedies it may have, shall have the right to an injunction to compel specific performance thereof or to restrain any action by the Executive in violation of this Section 4. The Executive further agrees that a judgment for specific performance of this Section 4 may be entered against him, without the necessity of proving actual damages. It is the desire of the parties that the provisions of this Section 4 be enforced to the fullest extent permissible under the law and public policies in each jurisdiction in which enforcement might be sought. Accordingly, without in any way limiting the general applicability of Section 9, if any particular portion of this Section 4 shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalid under such laws or public policies, such portion of this Section 4 shall be deemed deleted, such deletion to apply only with respect to the operation of this Section 4 in the particular jurisdiction so adjudicating on the parties and under the circumstances as to which so adjudicated and only to the minimum extent so required.

          5.   Termination. (a)  By the Company.  This Agreement shall terminate
               -----------       --------------
upon the Executive's death or Disability (as hereinafter defined). In addition, the Company may discharge the Executive from his employment with the Company hereunder and cause this Agreement to be terminated at any time for Cause (as hereinafter defined). Any discharge of the Executive for Cause, and the effective date thereof, shall be communicated to the Executive in writing.

          (b)  By Executive.  Executive shall have the right to resign at any
               ------------
time for Good Reason and in that event shall be entitled to payment of his Base Salary for the remainder of the term of this Agreement, and shall be bound by the provision of Section 4(c) solely through December 31, 1998.

          (c)  Certain Definitions.  For purposes of this Agreement:
               -------------------

            (i)  The term "Cause" shall mean any of the following:

               (a) the Executive's commission in the reasonable opinion of the Company, of a criminal, fraudulent or dishonest act with respect to the

          Company, the Company's customers, or the Company's vendors; or

               (b) the Executive's violation of any policy of the Company known to the Executive, provided that the Company gives the Executive written notice specifying the violation and provides him with twenty
          (20) days to correct or remedy such violation; or

               (c) the Executive's willful misconduct or gross negligence or gross disregard of his duties of performance under this Agreement, provided that the Company gives the Executive written notice specifying the failure and provides him with twenty (20) days to correct such conduct or action (it being understood that failure to meet the financial budget targets set by the Company shall not continue a cause for termination under this clause).

           (ii) The term "Disability" shall mean any physical or mental disease or disability which, in the opinion of two licensed physicians, renders the Executive incapable of performing his principal duties required to be performed by him under this Agreement and such disease or disability continues to render him incapable of performing such duties for a continuous period of six months, provided, however, that two periods of
                                      --------  -------
     disability separated by fewer than thirty (30) days of continuous service shall be deemed to be one continuous period of disability. Of the two licensed physicians, one shall be Executive's personal physician and the other shall be a physician selected by the Company, provided, however, that
                                                         --------  -------
     if such two physicians cannot agree, they shall nominate, by mutual agreement, an additional physician, whose opinion shall be final, to examine Executive.

           (iii) The term "Good Reason" shall mean:

               (a) Except with his written approval, Executive is removed from the position set forth in Section 1 of this Agreement, his responsibilities are significantly reduced, he is assigned duties inconsistent with such position, or he is assigned to a primary location for fulfilling his obligations outside the Chicago area; or

               (b) the Company materially breaches any provision of this Agreement and such breach is not cured within 20 days of the Executive's written notice to the Company identifying the breach; or

               (c) without the Executive's written consent, the Company assigns this Agreement in a manner not permitted under Section 8 of this Agreement.

          6.   Entire Agreement.  This Agreement constitutes and expresses the
               ----------------
entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels all prior negotiations, discussions, agreements and understandings relating to such subject matter.

          7.   Notices.  All notices, requests, demands and other communications
               -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  if to the Company, to:

               EESCO, Inc.
               3939 South Karlov Avenue
               Chicago, IL  60632

          (b)  to the Executive, to:

               Stanley C. Weiss
               2924 Washington
               Wilmetta, IL  60091

          (c)  with a copy to:

               Neal White, Esquire
               McDermott, Will & Emery
               227 West Monroe Street
               Chicago, IL 60606-5096

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

          8.   Binding Effect and Benefit.  This Agreement may not be assigned
               --------------------------
by either party, whether by operation of law or otherwise, without the prior written consent of the other party, except that any right, title or interest of the Company arising out of this Agreement may be assigned to any corporation controlling, controlled by, or under common control with the Company; provided,
                                                                      --------
however, that no such assignment shall relieve the Company or any permitted
-------
assignee of its obligations hereunder without the express written consent of the Executive. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legatees, devisees, personal representatives, successors and assigns.

          9.   Severability.  If any provision of this Agreement shall be
               ------------
adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgement shall not affect, impair or invalidate the remainder of this Agreement.

          10.  Further Assurances.  Each party agrees to cooperate with the
               ------------------
other, and to execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and to take all such other actions as may be reasonably requested of it from time to time, in order to effectuate the provisions and purposes of this Agreement.

          11.  Amendment.  This Agreement can be amended or modified only by a
               ---------
written agreement of the parties hereto.

          12.  Withholding.  The Company shall be entitled to withhold from
               -----------
payments due hereunder any required federal, state or local withholding or other taxes.

          13.  Counterparts.  This Agreement may be executed by the parties
               ------------
hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          14.  Jurisdiction and Applicable Law. Jurisdiction over disputes with
               -------------------------------
regard to this Agreement shall be exclusively in the courts of the State of Illinois and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Illinois other than the conflict of laws provisions of such laws.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                              EESCO, INC.

                              By:  /s/ S.R.M.
                                  -------------------------------------

                              Title:   President
                                     ----------------------------------


                              EXECUTIVE:

                              By:  /s/ Stanley Weiss
                                  -------------------------------------